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                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated February 9, 1998, into United Meridian Corporation's previously filed Registration Statements on Form S-8 Nos. 33-86480, 33-79160, 33-73574, 33-72258, 333-05401 and 333-28017 and Registration
Statements on Form S-3 (Nos. 333-28063 and 333-42467).







                                                          ARTHUR ANDERSEN LLP




Houston, Texas
February 20, 1998